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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
YAHOO! INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 21, 2004

        We will hold the Annual Meeting of Stockholders of Yahoo! Inc., a Delaware corporation (the "Company", "Yahoo!" or "us"), at the Santa Clara Marriott Hotel, located at 2700 Mission College Boulevard, Santa Clara, California, on Friday, May 21, 2004, at 10:00 a.m. local time (the "Annual Meeting"), for the following purposes:

  1.
  To elect nine directors of the Company to serve until the 2005 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

  2.
  To amend the Company's Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by an aggregate of 7,400,000 shares to 15,000,000 shares (and by an aggregate of 14,800,000 shares to 30,000,000 shares after giving effect to the two for one stock split announced on April 7, 2004);

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending December 31, 2004;

  4.
  To vote upon one proposal submitted by a stockholder, if properly presented at the meeting; and

  5.
  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached to and made a part of this Notice.

        The board of directors has fixed the close of business on March 25, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided, or vote electronically through the Internet or by telephone, to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. Only stockholders of record as of the close of business on March 25, 2004 are entitled to receive notice of, to attend and to vote at the meeting.

By Order of the Board of Directors,

Michael J. Callahan Senior Vice President, General Counsel and Secretary

Sunnyvale, California
April 9, 2004

701 First Avenue
Sunnyvale, CA 94089

PROXY STATEMENT

General

        This Proxy Statement is furnished in connection with the solicitation by the board of directors of Yahoo! Inc., a Delaware corporation (the "Company", "Yahoo!" or "us"), of proxies for use in voting at the Annual Meeting of Stockholders, to be held at the Santa Clara Marriott Hotel, located at 2700 Mission College Boulevard, Santa Clara, California, on Friday, May 21, 2004, at 10:00 a.m., local time (the "Annual Meeting"), and any adjournment or postponement thereof.

        On or about April 9, 2004, this Proxy Statement, the enclosed proxy card and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 are being mailed to stockholders entitled to vote at the Annual Meeting.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Secretary) a written notice of revocation or an authorized proxy bearing a later date (including a proxy by telephone or over the Internet), or by attending the Annual Meeting and voting in person.

Record Date; Attending the Annual Meeting

        The close of business on March 25, 2004 has been fixed as the record date (the "Record Date") for determining the holders of shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 666,022,533 shares of Common Stock outstanding. After giving effect to the two for one stock split described below, which was announced April 7, 2004 and will be effective May 11, 2004, there would have been 1,332,045,066 shares of Common Stock outstanding on the Record Date. Unless otherwise noted, any references to share numbers or share prices, as appropriate, of Common Stock in this Proxy Statement have not been adjusted to give effect to the two for one stock split announced on April 7, 2004 and described below.

        If you are a stockholder of record, you will need to bring the attached proxy card with you to the meeting.

        If you own shares in street name, tell your broker bank that you are planning to attend the Annual Meeting and would like a legal proxy. You will need to bring the legal proxy with you to the meeting and valid picture identification such as a driver's license or passport in addition to documentation indicating share ownership. If you do not receive the legal proxy in time, bring with you to the meeting your most recent brokerage account statement showing that you owned Yahoo! stock as of the record date. We can use that to verify your ownership of Common Stock and admit you to the Annual Meeting; however, you will not be able to vote your shares at the meeting without a legal proxy. Please note that if you own shares in street name and you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person.

Voting and Solicitation

        Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters, subject to the conditions described below. A list of stockholders entitled to vote at the Annual Meeting will be available during ordinary business hours at the Company's offices at 701 First Avenue, Sunnyvale, CA 94089 for a period of at least 10 days prior to the Annual Meeting.

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections, which is the Company's transfer agent. The Inspector of Elections will also determine whether or not a quorum is present at the Annual Meeting. The presence of a quorum is required to transact the business proposed to be transacted at the Annual Meeting. The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Directors will be elected by a plurality of the votes cast by the holders of the Company's Common Stock voting in person or by proxy at the Annual Meeting. Proposals 2, 3 and 4 will require the affirmative vote of a majority of the votes represented by the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions will have the same practical effect as a negative vote but broker non-votes will not be counted for any purpose in determining whether a matter has been approved.

        The shares represented by the proxies received, properly marked, dated, and signed, or submitted via the Internet or by telephone by following the instructions on the proxy card, and not revoked will be voted at the Annual Meeting.

        Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made. Where no choice has been specified, the proxy will be voted FOR the election of each of the nine nominees for director named below (Proposal No. 1), FOR amendment of the Company's Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by an aggregate of 7,400,000 shares to 15,000,000 shares (and by an aggregate of 14,800,000 shares to 30,000,000 shares after giving effect to the two for one stock split announced on April 7, 2004) (Proposal No. 2), FOR ratification of PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending December 31, 2004 (Proposal No. 3), AGAINST the proposal submitted by the stockholder (Proposal No. 4), and as the proxy holders deem advisable on other matters that may come before the Annual Meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general requirements of applicable law concerning voting of shares and determination of a quorum.

        The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically, through the Internet or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. The Company has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies, for a fee estimated to be approximately $20,000. The Company may generate other expenses in connection with the solicitation of proxies for the Annual Meeting.

Recent Events

        On April 7, 2004, the Company announced a two for one stock split to stockholders of record as of the close of business on April 26, 2004. The stock split will be effected in the form of a dividend on May 11, 2004. Unless otherwise noted, any references to share numbers or share prices, as appropriate, of Common Stock in this Proxy Statement have not been adjusted to give effect to this two for one stock split.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

        At the Annual Meeting, the stockholders will elect nine directors to serve until the 2005 Annual Meeting of Stockholders or until their respective successors are elected and qualified. The authorized number of directors is currently ten. The Company believes leaving a vacancy on the board will provide the directors with flexibility during the year to appoint an additional member to the board when and if an individual whose services would be beneficial to the Company and its stockholders is identified. Unless marked otherwise, proxies received will be voted FOR the election of the nine nominees named below. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and in such an event, the specific nominees to be voted for will be determined by the proxy holders.

        Assuming a quorum is present, the nine nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company. Stockholders are not entitled to cumulate votes in the election of directors. All nominees have consented to serve as directors, if elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the board of directors. As of the date of this Proxy Statement, the board of directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

        The names of the nominees, their ages as of February 17, 2004, and certain other information about them are set forth below:

Name	Age	Position
Terry S. Semel	60	Chairman and Chief Executive Officer
Jerry Yang	35	Chief Yahoo! and Director
Roy J. Bostock(2)(3)	63	Director
Ronald W. Burkle(3)	51	Director
Eric Hippeau	52	Director
Arthur H. Kern(1)(2)(3)	57	Director
Robert A. Kotick(1)	40	Director
Edward R. Kozel(2)	48	Director
Gary L. Wilson(1)(2)	64	Director

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

(3)
Member of the Nominating and Corporate Governance Committee

        Each of the director nominees listed above was elected to be a director at the Company's Annual Meeting of Stockholders held on May 16, 2003. There are no family relationships among any of the directors or executive officers of the Company. Our board of directors has determined that each of Messrs. Bostock, Burkle, Hippeau, Kern, Kotick, Kozel and Wilson meet the independence requirements of the listing standards of the National Association of Securities Dealers (the "NASD").

        Mr. Semel was appointed as the Company's Chairman of the board of directors and Chief Executive Officer on May 1, 2001. Since September 1999, Mr. Semel has also served as Chairman and Chief Executive Officer of Windsor Media, Inc. From March 1994 to September 1999, Mr. Semel served as Chairman of the board of directors and Co-Chief Executive Officer of Warner Bros. and Warner Music

Group, entertainment and media companies. Mr. Semel also serves as a director of Polo Ralph Lauren Corporation and Revlon, Inc. Mr. Semel holds a B.S. degree in accounting from Long Island University.

        Mr. Yang, a founder of the Company and Chief Yahoo!, has served as a member of the board of directors and an officer of the Company since March 1995. Mr. Yang co-developed Yahoo! in 1994 while he was working towards his Ph.D. in electrical engineering at Stanford University. As Chief Yahoo!, Mr. Yang reports to Chairman and Chief Executive Officer, Terry Semel. Mr. Yang is involved in guiding the Company's vision, is involved in many key aspects of the business at a strategic and operational level, and serves as a stalwart of the Company's employee culture and morale. Mr. Yang also serves as a director of Yahoo! Japan Corporation and Cisco Systems, Inc. Mr. Yang holds B.S. and M.S. degrees in electrical engineering from Stanford University.

        Mr. Bostock has served as a member of the board of directors since May 2003. Mr. Bostock has been Chairman Emeritus of BCom3 Group, Inc., an advertising and marketing services firm, since September 2002 and served as Chairman from January 2000 to September 2002. From July 1990 to January 2000, Mr. Bostock served as Chairman and Chief Executive Officer of MacManus Group, Inc., an advertising and marketing services firm. Mr. Bostock is Chairman of the Partnership for a Drug-Free America, a not-for-profit corporation creating advertising to reduce the use of illicit drugs in the United States. Mr. Bostock holds a Bachelor's degree from Duke University and an M.B.A. from Harvard University.

        Mr. Burkle has served as a member of the board of directors since November 2001. Mr. Burkle is managing partner of The Yucaipa Companies, a private investment firm, which he co-founded in 1986. Mr. Burkle also serves as a director of Yucaipa Equity Partners, L.P., Occidental Petroleum Corp. and KB Home Corporation.

        Mr. Hippeau has served as a member of the board of directors since January 1996. Mr. Hippeau has been a Managing Partner of SOFTBANK Capital Partners, a technology oriented venture capital firm, since 2000. Before joining SOFTBANK Capital Partners, from 1993-2000, Mr. Hippeau served as Chairman and CEO of Ziff-Davis, Inc. an integrated media and marketing services company serving the technology community. Mr. Hippeau joined Ziff-Davis, Inc. in 1989 as Publisher of PC Magazine and held several senior executive positions before becoming Chairman and CEO. His experience prior to Ziff-Davis includes senior executive positions at International Data Group and as an international technology business investor and media leader. Mr. Hippeau also serves as a director of Starwood Hotels and Resorts WorldWide, Inc.

        Mr. Kern has served as a member of the board of directors since January 1996. Mr. Kern is an investor in several media and marketing companies. Prior to that, Mr. Kern was co-founder and Chief Executive Officer of American Media, a group owner of commercial radio stations sold to AMFM (now part of Clear Channel Communications, Inc.) in October 1994. Mr. Kern also serves as a director of Digitas, Inc. Mr. Kern is a graduate of Yale University.

        Mr. Kotick has been a director of the Company since March 2003. Since February 1991, Mr. Kotick has been the Chairman and Chief Executive Officer of Activision, Inc., a publisher of interactive entertainment software products.

        Mr. Kozel has served as a member of the board of directors since October 2000. Mr. Kozel is a managing director of Integrated Finance Ltd. He has been the managing member of Open Range Ventures, a venture capital firm, since January 2000. Between October 2000 and March 2001, Mr. Kozel was the Chief Technology Officer, Service Provider Line of Business of Cisco Systems, Inc., a network and communications company. Prior to that time, he was Senior Vice President, Corporate Development at Cisco from April 1998 to January 2000 and Senior Vice President and Chief Technical Officer from January 1996 to April 1998. Mr. Kozel also serves as a director of Reuters Group PLC. Mr. Kozel holds a B.S. degree in electrical engineering from the University of California, Davis.

        Mr. Wilson has served as a member of the board of directors since November 2001. Mr. Wilson has served as Chairman of the board of directors of Northwest Airlines Corporation, the parent of Northwest Airlines, Inc. since April 1997. Mr. Wilson also serves as a director of The Walt Disney Company, where he worked for 15 years, and as a director of CB Richard Ellis, Inc. and On Command Corp. Mr. Wilson holds a Bachelor's degree from Duke University and an M.B.A. from Wharton Graduate School of Business.

Meetings and Committees of the Board of Directors

        During fiscal 2003, the board of directors held ten meetings and took action by unanimous written consent on four occasions. During fiscal 2003 no incumbent director then in office attended fewer than 75% of the aggregate total number of meetings of the board of directors held during the period in which he was a director and of the total number of meetings held by all of the committees of the board of directors on which he served. The board of directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

        Audit Committee.    The Audit Committee is comprised of four of the Company's non-employee directors: Messrs. Kozel (Chair), Bostock, Kern and Wilson. It met five times during fiscal 2003. The Audit Committee is responsible for the appointment, retention and termination of a firm of independent auditors and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting and disclosure controls. Each member of the Audit Committee is independent within the meaning of SEC Regulations and the NASD listing standards, and the board has determined that Mr. Wilson qualifies as an audit committee financial expert within the meaning of SEC regulations.

        Compensation Committee.    The Compensation Committee consists of three of the Company's non-employee directors: Messrs. Kotick (Chair), Kern and Wilson, each of whom is an independent director under the NASD listing standards. The Compensation Committee held five meetings and took action by unanimous written consent on twenty-nine occasions during fiscal 2003. The Compensation Committee's functions are to establish and administer the Company's policies regarding compensation. The Compensation Committee also administers the Company's 1995 Stock Plan, as amended (the "1995 Stock Plan"), and the Company's Amended and Restated 1996 Employee Stock Purchase Plan.

        Nominating and Corporate Governance Committee.    The Company has a Nominating and Corporate Governance Committee (the "Nominating/Governance Committee"). The functions of the Nominating/Governance Committee include (i) identifying and recommending to the board of directors individuals qualified to serve as directors of the Company and on the committees of the board; (ii) advising the board with respect to matters of board composition, procedures and committees; (iii) developing and recommending to the board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and (iv) overseeing the annual evaluation of the board and the Company's management.

        The Nominating/Governance Committee is governed by a charter, a current copy of which is available on our corporate website at www.yahoo.com. The charter may be found as follows: From our main Web page, first click on "Company Info" at the bottom of the page and then on "Investor Relations." Next click on "Corporate Governance", then "Board Committees" and "Nominating & Corporate Governance Committee Charter."

        The members of the Nominating/Governance Committee are Messrs. Kern (Chairman), Bostock and Burkle, each of whom is an independent director under the NASD listing standards. The Nominating/Governance Committee charter was adopted by the board on June 19, 2003, and the Nominating/Governance Committee met twice during 2003.

        The Nominating/Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating/Governance Committee will take into consideration the needs of the board and the qualifications of the candidate. The

Nominating/Governance Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating/Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

  •
  The name of the stockholder and evidence of the person's ownership of Company stock, including the number of shares owned and the length of time of ownership; and

  •
  The name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as a director if selected by the Nominating/Governance Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 701 First Avenue, Sunnyvale, California 94089 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company's most recent annual meeting of stockholders.

        The Nominating/Governance Committee believes that the minimum qualifications for service as a director of the Company are that a nominee possess an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the board's oversight of the business and affairs of the Company and an impeccable reputation of integrity and competence in his or her personal or professional activities. The Nominating/Governance Committee's evaluation of potential candidates shall be consistent with the board's criteria for selecting new directors. Such criteria include an understanding of the Company's business environment and the possession of such knowledge, skills, expertise and diversity of experience so as to enhance the board's ability to manage and direct the affairs and business of the Company, including when applicable, to enhance the ability of committees of the board to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or listing requirements.

        The Nominating/Governance Committee may receive suggestions from current board members, company executive officers or other sources, which may be either unsolicited or in response to requests from the Nominating/Governance Committee for such candidates. The Nominating/Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Nominating/Governance Committee will also consider candidates recommended by stockholders.

        Once a person has been identified by the Nominating/Governance Committee as a potential candidate, the Nominating/Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating/Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Nominating/Governance Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on the board, the Nominating/Governance Committee may request information from the candidate, review the person's accomplishments and qualifications and may conduct one or more interviews with the candidate. The Nominating/Governance Committee may consider all such information in light of information regarding any other candidates that the Nominating/Governance Committee might be evaluating for membership on the board. In certain instances, Nominating/Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The Nominating/Governance Committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Communications with Directors

        The board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the board, or the non-management directors as a group, any board committee or any chair of any such committee by mail or electronically. To communicate with the board of directors, any individual directors or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Corporate Secretary" at 701 First Avenue, Sunnyvale, California 94089. To communicate with any of our directors electronically, stockholders should send an email to CorporateSecretary@yahoo-inc.com.

        All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the board of directors will be forwarded promptly to the addressee. In the case of communications to the board or any group or committee of directors, the Corporate Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

        It is the Company's policy that directors are invited and encouraged to attend the Annual Meeting. Eight of our directors were in attendance at the 2003 Annual Meeting.

Director Compensation

        The Company does not pay fees to its directors for performance of their duties as directors of the Company. The Company does reimburse its directors for their out-of-pocket expenses incurred in connection with attendance at board, committee and stockholder meetings of the Company. The Company's 1996 Directors' Stock Option Plan, as amended (the "Directors' Plan"), provides that each person who becomes a non-employee director of the Company will be granted a nonqualified stock option to purchase 100,000 shares of Common Stock on the date on which the optionee first becomes a non-employee director of the Company. These options become exercisable monthly, ratably over the 48-month period following the date of grant. Thereafter, on the date of each annual meeting of the Company's stockholders at which such director is elected, each such non-employee director shall be granted an additional option to purchase 50,000 shares of Common Stock if, on such date, he or she shall have served on the board of directors for at least six months of the preceding twelve months. These options become exercisable as to 25% of the options on the first anniversary of the date of grant, and the remainder of the options becomes exercisable monthly, ratably over the 36-month period following the first anniversary of the date of grant. All options will become exercisable upon the occurrence of a change of control event, as described in the Directors' Plan. Each of the non-employee nominees for director named in this Proxy Statement will have served for more than six months of the preceding twelve months at the time of the Annual Meeting, and will therefore be granted an option to purchase 50,000 shares of the Company's Common Stock under the Directors' Plan if they are reelected to the board of directors at the Annual Meeting. The exercise price of all stock options granted under the Directors' Plan is equal to the closing sale price of a share of the Company's Common Stock on the Nasdaq National Market on the date of grant of the option.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
APPROVAL OF INCREASE OF SHARES OF COMMON STOCK UNDER THE
AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN

        We are asking the Company's stockholders to approve an amendment to the Amended and Restated 1996 Employee Stock Purchase Plan (the "Purchase Plan") that will increase the maximum number of shares of Common Stock authorized for issuance under the Purchase Plan by 7,400,000 shares (or 14,800,000 shares after giving effect to the two for one stock split announced on April 7, 2004). The increase in shares will be effective and contingent upon receipt of stockholder approval, and, following approval of this amendment, the maximum aggregate number of shares reserved for future issuance under the Purchase Plan shall not exceed 15,000,000 shares (or 30,000,000 shares after giving effect to the two for one stock split announced on April 7, 2004).

        The Company believes that operation of the Purchase Plan is important in attracting and retaining employees in a competitive labor market, which is essential to the Company's long-term growth and success. The Company believes that this amendment, which was adopted by the board in April 2004 to increase the number of shares of Common Stock authorized for issuance under the Purchase Plan, is necessary to ensure that a sufficient reserve of Common Stock is available under the Purchase Plan in light of the increased number of Company employees hired in 2003 and acquired in connection with the Company's recent acquisitions.

        The essential features of the Purchase Plan, including this proposed amendment, are summarized below. This summary does not purport to be a complete description of all the provisions of the Purchase Plan, and is subject to and qualified in its entirety by reference to the complete text of the amended Purchase Plan, which has been filed with the Securities and Exchange Commission with this Proxy Statement. Any stockholder of the Company who wishes to obtain a copy of the actual Purchase Plan document may do so upon written request to the Secretary at the Company's principal executive offices.

General

        The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code. It is not a tax-qualified, deferred compensation plan under Section 401(a) of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The purpose of the Purchase Plan is to provide employees (including officers and employee directors) of the Company with an opportunity to purchase Common Stock of the Company at a discount to market price through payroll deductions.

Administration

        The Purchase Plan is administered by the board of directors of the Company or a committee appointed by the Board. All questions of interpretation or application of the Purchase Plan are determined by the board of directors or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

Eligibility and Participation

        Employees (including officers and employee directors) who are customarily employed for at least 20 hours per week and more than 5 months per calendar year with the Company or any designated subsidiary of the Company are eligible to participate in the Purchase Plan, subject to certain limitations imposed by the Internal Revenue Code and certain other limitations set forth in the Purchase Plan. Eligible employees become participants in the Purchase Plan by filing with the stock administration department of the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date, unless the administrator sets a later time for filing the subscription agreement. A participant's subscription agreement continues to be effective for each consecutive offering period until the participant withdraws from the Purchase Plan or ceases to be eligible to participate in the Purchase Plan.

        As of December 31, 2003, approximately 5,400 employees, including 5 executive officers, were eligible to participate in the Purchase Plan. Members of the Company's board of directors who are not employees and other non-employees such as consultants are not eligible to participate. The actual benefits, if any, to participants in the Purchase Plan are not determinable prior to the purchase of shares thereunder as the value, if any, of such shares to their holders is represented by the difference between the market price of a share of the Company's Common Stock on the date of the purchase and the purchase price of the shares, as described below, and the Company cannot determine participation levels and rates of deferral under the Purchase Plan. As of April 6, 2004 the fair market value of one share of the Company's Common Stock was $48.77 (without giving effect to the two for one stock split announced on April 7, 2004).

Offering Periods; Purchase Price

        Beginning on July 1, 2001, the structure of the Purchase Plan was changed so that instead of six-month offering periods, the Purchase Plan would be implemented by a series of consecutive offering periods of approximately 24 months duration. The administrator approved this new structure in February 2001 after determining that many of the companies with whom Yahoo! competes for employees offer purchase plans with 24-month offering periods.

        Four purchases are made during each 24-month offering period, as each such offering period consists of four six-month purchase periods commencing on each May 1 and November 1 and ending on April 30 and October 31, respectively. The purchases are made for participants on each April 30 and October 31 by applying payroll deductions accumulated over the preceding six months towards such purchases. The price at which these purchases are made equal 85% of the lesser of the fair market value of the Common Stock as of the first day of the offering period (i.e., the offering date) or the fair market value on the last day of the applicable purchase period occurring within the offering period (i.e., the purchase date). For example, if an employee who enrolls in the offering period beginning on May 1, 2004 continues in the Purchase Plan through the end of that period, he or she will make a final purchase of stock on April 30, 2006 at 85% of the lesser of the fair market value of the stock on May 1, 2004 or the fair market value on April 30, 2006 (having made three earlier purchases on October 31, 2004, April 30, 2005, and October 31, 2005 at the applicable purchase prices for each of those dates). The purchase price of the stock will be adjusted to the extent appropriate to give effect to the two for one stock split announced on April 7, 2004, for all purchase periods that are ongoing as of the effective date of the split.

        Employees who join the Company during an ongoing offering period, or who are otherwise not yet participating in the Purchase Plan, will be given the opportunity to enroll in the Purchase Plan twice a year, on each May 1 and November 1. For employees who begin participating in the Purchase Plan after the beginning of an offering period, the offering date will be the first day of the first purchase period in which such employees participate within the offering period. Such employees will purchase stock at 85% of the lesser of the fair market value of the stock on such offering date or on the purchase date, and will be participating in a proportionately shorter offering period than those joining the Purchase Plan at the beginning of the 24-month offering period.

        If the fair market value of a share of the Company's Common Stock on a purchase date within a 24-month offering period is lower than the fair market value of a share of the Company's Common Stock at the beginning of the 24-month period, then that offering period will terminate immediately after the purchase of shares for participants and a new 24-month offering period will begin on the following day (either May 1 or November 1). A similar re-set mechanism applies for employees who join the Purchase Plan following the first day of the offering period.

        The applicable price at which shares may be purchased under the Purchase Plan may be adjusted in the event that shares must be added (through board and stockholder approval) to the Purchase Plan during an ongoing offering period in order to satisfy purchase requirements. If this happens and the fair market value of a share on the date of such stockholder approval is higher than the fair market value of a share on the offering date for any such offering period, then the applicable purchase price for these newly added shares would equal 85% of the lesser of the fair market value on the date of stockholder approval or the fair market value on the purchase date. The Company is under no obligation to cause shares to be added to the Purchase Plan at any time.

Limitations on Participation

        Employees are permitted to have up to 15% of their compensation accumulated and applied toward purchases of shares under the Purchase Plan. The board of directors may change this maximum participation rate at any time before the beginning of an offering period. The compensation that can be accumulated and applied toward purchase of shares under the Purchase Plan, as amended effective May 1, 2004, generally includes, salary, commissions, bonuses and other compensation paid by the Company, but excludes referral and hiring bonuses, income received in connection with stock options and other equity based awards and reimbursements. An employee may not participate in the Purchase Plan if, immediately after he or she joined, he or she (or any other person whose stock would be attributed to such employee under stock attribution rules of the Internal Revenue Code) would own stock and/or hold rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company. The Purchase Plan also limits an employee's rights to purchase stock under all employee stock purchase plans (those subject to Section 423 of the Code) of the Company and its subsidiaries so that such rights may accrue at a rate that does not exceed $25,000 of fair market value of such stock (determined at the time the employee begins participating in the offering period) for each calendar year in which such right to purchase stock is outstanding at any time. In addition, no employee may purchase more than 5,000 shares (or 10,000 shares after giving effect to the two for one stock split announced on April 7, 2004) of Common Stock under the Purchase Plan in any one six-month purchase period.

        The Company may make a pro rata allocation of the shares remaining available for stock purchase if the total number of shares that would otherwise be subject to stock purchase rights granted at the beginning of an offering period exceeds the number of remaining available shares in the Purchase Plan. Employees may withdraw from the Purchase Plan, and receive back their accumulated payroll deductions, without interest, at any time prior to a purchase date (April 30 and October 31). If any employee does not withdraw prior to the end of an offering period, he or she will continue to participate in the next offering period that begins following the end of that offering period.

Payroll Deductions

        The purchase price of the shares to be acquired under the Purchase Plan is accumulated by payroll deductions over an offering period. The deductions may not be at a rate of less than 1% or more than 15% of a participant's compensation on each payday during the offering period. The administrator may change the maximum amount that a participant can contribute at any time before the beginning of an offering period. A participant may change his or her rate of contribution as of the beginning of each six-month purchase period and, on one occasion only during a six-month purchase period, may decrease his or her rate of payroll deductions. A participant may discontinue his or her participation in the Purchase Plan by withdrawing at any time. When a participant withdraws, he or she receives back the payroll deductions accumulated under the Purchase Plan, but does not receive interest on such amounts. Amounts contributed to the Purchase Plan are part of the Company's general funds and are not required to be segregated. Payroll deductions for a participant begin with the first full payroll following the date he or she joins the Purchase Plan. To the extent necessary to comply with Internal Revenue Code provisions and certain purchase limitations of the Purchase Plan, a participant's payroll deductions may be decreased to 0%.

Termination of Employment or Loss of Eligibility

        Termination of a participant's employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of the Company for at least 20 hours per week during an offering period (unless on an approved leave of absence or a temporary reduction of hours), causes the employee to become ineligible to participate in the Purchase Plan. In such event, payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan, without interest.

Capital Changes

        In the event any change is made in the Company's capitalization during an offering period, such as a stock split or stock dividend, that results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment will be made to the purchase price and to the number of shares subject to stock purchase under the Purchase Plan, to the number of shares authorized for issuance under the Purchase Plan, and to the maximum number of shares that may be purchased by an employee during any six-month purchase period.

        In the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, each right to purchase stock under the Purchase Plan will be assumed or an equivalent right substituted by the successor corporation unless the successor corporation refuses to assume or substitute for outstanding rights to stock purchases, in which case the offering period will be shortened so that employees' rights to purchase stock under the Purchase Plan will be automatically exercised prior to the merger or sale of assets (unless the participant has withdrawn prior to that date). In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action unless otherwise provided by the board of directors.

Amendment and Termination of the Purchase Plan

        The board of directors may at any time amend or terminate the Purchase Plan, except that any such termination cannot affect rights to purchase stock previously granted nor may an amendment, in general, make any change in an outstanding right to purchase stock which adversely affects the rights of any participant, provided that, the Purchase Plan or an offering or purchase period may be terminated if the board of directors determines that termination is in the best interests of the Company and the stockholders or if continuation of the Purchase Plan and/or the offering period would cause the Company to incur adverse accounting charges.

        If not terminated earlier, the Purchase Plan will terminate in 2016.

Tax Information

        The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. If a participant disposes of his or her shares of Common Stock within the later of two years from the offering date that applies to the shares or within one year from the purchase date of the shares, a transaction referred to as a "disqualifying disposition," the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the stock on the purchase date exceeded the purchase price. In such instances, the amount of such ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares of Common Stock for more than one year after the purchase date.

        If the participant disposes of his or her shares of Common Stock more than two years after the offering date of such right to purchase stock under the Purchase Plan and more than one year after the purchase date of such stock purchase right, the participant will realize ordinary income in the year of such disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the offering date of such stock purchase right. The amount of such ordinary income will be added to the participant's basis in the shares, and any additional gain recognized on the disposition of the shares after such basis adjustment will be long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a capital loss.

        The Company will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of such disposition. In all other cases, no deduction is allowed the Company.

        The foregoing is only a summary of the effect of federal income taxation upon the participants and the Company with respect to participation in the Purchase Plan and does not purport to be complete. Furthermore, the foregoing does not discuss the income tax laws of any municipality, state or foreign country in which a participant may reside. Participants should consult their own tax advisors with respect to the tax consequences of participation in the Purchase Plan for their particular situations.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT TO THE AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        PricewaterhouseCoopers LLP has served as the Company's independent auditors since February 1996 and has been appointed by the Audit Committee to continue as the Company's independent auditors for the fiscal year ending December 31, 2004. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock of the Company voting at the Annual Meeting in person or by proxy, the Audit Committee and the board of directors will review the Audit Committee's future selection of auditors.

        Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. The Representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

PROPOSAL NO. 4
STOCKHOLDER PROPOSAL

        United Brotherhood of Carpenters and Joiners of America, 101 Constitution Ave., N.W., Washington, D.C. 20001, a beneficial owner of 10,200 shares of the Company's common stock, has notified the Company that it intends to present the following proposal at the Annual Meeting:

        Resolved, that the shareholders of Yahoo Inc. ("Company") hereby request that the Company's Board of Directors establish a policy of expensing in the Company's annual income statement the cost of all future stock options issued by the Company.

Statement in Support of Proposal

        Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Most companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company's operational earnings.

        Stock options are an important component of our Company's executive compensation program. We believe that the lack of option expensing can promote excessive use of options in a company's compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

        "The failure to expense stock option grants has introduced a significant distortion in reported earnings," stated Federal Reserve Board Chairman Greenspan. "Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company's worth." Globe and Mail, "Expensing Options is a Bandwagon Worth Joining," Aug. 16, 2002.

        Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002:

  There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it's justified.

  For many years, I've had little confidence in the earnings numbers reported by most corporations. I'm not talking about Enron and WorldCom—examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings…

  Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all CEOs have told their shareholders that options are cost-free…

  When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don't belong in the earnings statement, where in the world do they belong?

  Bear Stearns recently reported that 356 companies are expensing stock options or have indicated their intention to do so. 101 of these companies are S&P 500 companies, representing 39% of the index based on market capitalization. See Bear Stearns Equity Research, Sept. 4, 2003, "More Companies Voluntarily Adopt Fair Value Expensing of Employee Stock Options."

        This Fund, along with other Building Trades' union pension funds, sponsored this expensing proposal last proxy season and received majority votes at 25 companies, including Fluor, Calpine, Georgia-Pacific, U.S. Bancorp, Thermo Electron, Veritas Software, Apple Computer and Kohl's. Of the shares voted at the Company's 2003 Annual Meeting regarding the Fund's 2003 proposal to expense stock options, 34% (143,340,227) voted for, 64% (273,141,978) voted against and 2% (9,344,645) abstained. We urge your support for this important reform.

The Company's Statement in Opposition to Stockholder Proposal No. 4

        The Board of Directors believes this proposal does not serve the best interests of the Company or its stockholders and recommends a vote AGAINST it.

        The board of directors understands and shares the Company's stockholders' need for a conservative and accurate picture of the Company's operational earnings and the true cost of executive compensation programs. At the same time, we believe that investors have an equally compelling need for financial statements that allow accurate comparisons between companies of similar size or within an industry and that accounting should be a good proxy for underlying economics if it is to add transparency to investors. The board of directors believes that the Company should not adopt the fair value method of accounting at this time for several important reasons that conflict with the above stated objectives. First, the lack of a uniform method for computing fair value makes financial statements calculated under this methodology confusing as a comparative tool for investors, and secondly, the fair value method could require the Company to take an expense grossly disproportionate to the actual cost of its stock option compensation. Furthermore, the board of directors believes that the more significant issue of stock option compensation is the actual number of options granted by the Company rather than the accounting treatment related to such grants, and the Company has given a great deal of weight to this matter in formulating its equity compensation policies.

        Current accounting rules give companies the choice of accounting for stock options using the intrinsic value method of accounting, which generally results in no expense for stock option awards, or the fair value method of accounting, which generally results in expense recognition. If the intrinsic value method is used, however, the accounting rules nonetheless require that the impact of the fair value method of accounting be disclosed in the footnotes to the financial statements. We account for our stock-based employee compensation, including stock options, using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). The "intrinsic value" of the option is the amount by which the quoted market price of the stock exceeds the exercise price of the option on the date of grant. Historically, our option awards have had zero intrinsic value on the date of grant as the exercise price is set to be equal to the market price of the stock on that date, and as a result, we have recorded no expense for such stock option awards.

        The fair value method, prescribed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123") computes compensation expense based on the fair value of the option at the date of grant. "Fair value" is determined using an option-pricing model that takes into account various factors in estimating the value of the option. However, no single methodology is mandated for computing fair value and the provisions of SFAS No. 123 related to the fair value calculation are subject to a range of reasonable interpretations and assumptions which can have a material impact on the calculation of the estimated compensation expense of an option grant. The board of directors believes that the lack of a consistent methodology in this regard would make the economic impact of fair value accounting upon the Company's financial statements confusing to investors, particularly when compared to the financial statements of companies that adopt different methodologies for computing fair value or that continue to use intrinsic value accounting.

        Furthermore, the Company believes that there are serious shortcomings in the methodologies currently available for computing fair value which would negatively impact the Company relative to other companies and may not reflect the true economic cost to the Company of this form of compensation. For example, application of the widely used Black-Scholes method would result in a stock compensation expense to the Company of approximately $332 million in fiscal 2003. However, approximately twenty percent of this stock compensation expense relates to options that have an exercise price greater than thirty percent over the share price at the end of 2003, so the impact of this accounting method would artificially impact the Company's financial condition.

        While we will endeavor to identify and implement the most appropriate and beneficial accounting methodology for the Company, we believe our disclosures already provide full information on the implications of the accounting expense of options and that a more significant concern for our stockholders is the actual number of stock options granted each year, rather than the accounting treatment of such options. To this end, the Company substantially reduced the number of stock options it granted (net of cancellations) in fiscal 2002 (relative to its total number of shares outstanding) as compared to fiscal year 2001—from approximately 6% to approximately 2% of the total number of shares of Company stock then outstanding and maintained this level of grants in 2003, consistent with the expectations we shared with our investors with respect to such grant levels. We are committed to implementing a prudent and conservative stock option policy, both in the initial grant of stock options as well as at the level of their accounting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL FOR THE REASONS DESCRIBED ABOVE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "AGAINST" THIS PROPOSAL UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE IN VOTING THE PROXY.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth certain information that has been provided to the Company with respect to beneficial ownership of shares of the Company's Common Stock as of February 17, 2004 for (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the current or former executive officers of the Company named in the Summary Compensation Table of this Proxy Statement (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group. The share numbers in the table and related footnotes have not been adjusted to give effect to the two for one stock split announced on April 7, 2004.

Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Common Stock Outstanding (2)
FMR Corp. (3) 333 South Hope Street Los Angeles, CA 90071	48,603,799	7.3
Terry S. Semel (4) c/o Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089	10,054,911	1.5
David Filo (5) c/o Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089	45,801,563	6.9
Jerry Yang (6) c/o Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089	37,127,580	5.6
Farzad Nazem (7) c/o Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089	3,361,865	*
Susan L. Decker (8) c/o Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089	1,450,580	*
Arthur H. Kern (9) c/o Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089	861,940	*
Eric Hippeau (10) c/o Softbank Inc. 28 East 28th Street New York, NY 10016	524,742	*

Daniel L. Rosensweig (11) c/o Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089	461,499	*
Gregory Coleman (12) c/o Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089	234,577	*
Michael J. Callahan (13) c/o Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089	118,641	*
Ronald W. Burkle (14) c/o Yucaipa Companies LLC 9130 West Sunset Blvd. Los Angeles, CA 90069	60,416	*
Edward R. Kozel (15) c/o Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089	56,500	*
Gary L. Wilson (16) c/o Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089	28,816	*
Robert A. Kotick (17) c/o Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089	27,123	*
Roy J. Bostock (18) c/o Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089	22,916	*
All directors and executive officers as a group (14 persons) (19)	99,959,092	15.0

*
Less than one percent.

(1)
The number of shares beneficially owned by each person or group as of February 17, 2004 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after February 17, 2004, including, but not limited to, upon the exercise of options. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(2)
For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the

  664,719,437 shares of Common Stock outstanding on February 17, 2004 and the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days of February 17, 2004, including, but not limited to, upon the exercise of options.

(3)
The Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on February 17, 2004 indicates that it was the beneficial owner of 48,603,799 shares of Common Stock with sole dispositive power with respect to all such shares of Common Stock and sole voting power with respect to 5,454,304 shares of Common Stock.

(4)
Includes 9,078,466 shares issuable upon exercise of options exercisable within 60 days of February 17, 2004 under the Company's 1995 Stock Plan. Also includes 380 shares held by his children, of which Mr. Semel disclaims beneficial ownership.

(5)
Includes 414,583 shares issuable upon exercise of options exercisable within 60 days of February 17, 2004 under the Company's 1995 Stock Plan.

(6)
Includes 414,583 shares issuable upon exercise of options exercisable within 60 days of February 17, 2004 under the Company's 1995 Stock Plan. Also includes 3,155 shares held by Mr. Yang's wife, of which he disclaims beneficial ownership.

(7)
Includes 3,212,285 shares issuable upon exercise of options exercisable within 60 days of February 17, 2004 and 45,000 shares of restricted stock, which are subject to repurchase unless certain conditions are met, under the Company's 1995 Stock Plan.

(8)
Includes 1,399,163 shares issuable upon exercise of options exercisable within 60 days of February 17, 2004 and 45,000 shares of restricted stock, which are subject to repurchase unless certain conditions are met, under the Company's 1995 Stock Plan.

(9)
Represents 623,816 shares issuable upon exercise of an option exercisable within 60 days of February 17, 2004 under the Company's 1995 Stock Plan and 238,124 shares issuable upon exercise of options exercisable within 60 days of February 17, 2004 under the Company's Directors' Plan.

(10)
Includes 285,360 shares issuable upon exercise of an option exercisable within 60 days of February 17, 2004, which option was granted by SOFTBANK. Mr. Hippeau serves as a Managing Partner of SOFTBANK Capital Partners, a venture fund and affiliate of SOFTBANK. Also includes 238,124 shares issuable upon exercise of options exercisable within 60 days of February 17, 2004 under the Company's Directors' Plan.

(11)
Includes 416,499 shares issuable upon exercise of options exercisable within 60 days of February 17, 2004 and 45,000 shares of restricted stock, which are subject to repurchase unless certain conditions are met, under the Company's 1995 Stock Plan.

(12)
Includes 230,533 shares issuable upon exercise of options exercisable within 60 days of February 17, 2004 under the Company's 1995 Stock Plan. Also includes 1,747 shares held by Mr. Coleman's children, of which he disclaims beneficial ownership.

(13)
Includes 117,937 shares issuable upon exercise of options exercisable within 60 days of February 17, 2004 under the Company's 1995 Stock Plan.

(14)
Includes 60,416 shares issuable upon exercise of options exercisable within 60 days of February 17, 2004 under the Directors' Plan.

(15)
Includes 48,125 shares issuable upon exercise of options exercisable within 60 days of February 17, 2004 under the Directors' Plan.

(16)
Includes 28,816 shares issuable upon exercise of options exercisable within 60 days of February 17, 2004 under the Directors' Plan.

(17)
Includes 27,083 shares issuable upon exercise of options exercisable within 60 days of February 17, 2004 under the Directors' Plan. Also includes 40 shares held by Mr. Kotick's wife, of which he disclaims beneficial ownership.

(18)
Includes 22,916 shares issuable upon exercise of options exercisable within 60 days of February 17, 2004 under the Directors' Plan.

(19)
Includes 16,340,936 shares issuable upon exercise, by certain directors and executive officers, of options exercisable within 60 days of February 17, 2004, and 285,360 shares held by SOFTBANK that are subject to options held by Mr. Hippeau.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2003, all Reporting Persons complied with all applicable filing requirements.

Equity Compensation Plan Information

        The following table sets forth information as of December 31, 2003 with respect to shares of the Company's common stock that may be issued under the Company's existing equity compensation plans, including our 1995 Stock Plan, the Purchase Plan and the Directors' Plan. The share numbers and share prices in the table and related footnotes have not been adjusted to give effect to the two for one stock split announced on April 7, 2004.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders (1)	113,510,000	$39.21	37,828,000	(2)

(1)
Does not include options to purchase an aggregate of 10,306,000 shares of the Company's common stock that the Company assumed through acquisitions as of December 31, 2003. The weighted average exercise price of those outstanding options is $32.29 per share.

(2)
Includes 2,505,000 shares of our common stock remaining available for future issuance under the Purchase Plan, as of December 31, 2003.

EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS

Summary Compensation Table

        The following table sets forth certain information concerning the compensation earned, during the last three completed fiscal years, by (i) Terry Semel, the Company's Chief Executive Officer, (ii) the four other most highly compensated individuals who served as executive officers of the Company at the end of the fiscal year ended December 31, 2003 and (iii) one other individual who would have been among the most highly compensated executive officers in 2003 but for the fact that he was not an executive officer at the end of 2003 (such officers collectively referred to as the "Named Executive Officers"). The share numbers and share prices in the table and related footnotes have not been adjusted to give effect to the two for one stock split announced on April 7, 2004.

	Annual Compensation				Long-Term Compensation
					Awards
Name and Principal Position	Year	Salary($)	Bonus($)		Restricted Stock Awards($)		Securities Underlying Options(#)		All Other Compensation ($) (2)
Terry S. Semel Chairman and Chief Executive Officer	2003 2002 2001	600,000 450,000 254,853	— 895,500 —		— — —		— 2,800,000 11,000,000	(1)	1,980 1,290 128,679
Susan L. Decker Executive Vice President, Finance and Administration, and Chief Financial Officer	2003 2002 2001	500,000 425,000 295,000	700,000 518,750 —		1,852,200 — —	(6)	125,000 1,350,000 750,000		3,300 3,050 3,081
Daniel L. Rosensweig (3) Chief Operating Officer	2003 2002 2001	500,000 342,949 —	1,375,000 500,000 —	(5)	1,852,200 — —	(6)	125,000 1,600,000 —		84,768 87,738 —
Farzad Nazem Chief Technical Officer and Executive Vice President, Engineering and Site Operations	2003 2002 2001	450,000 425,000 301,250	560,000 406,250 —		1,852,200 — —	(6)	125,000 300,000 620,000		3,300 3,050 2,925
Michael J. Callahan (4) Senior Vice President, General Counsel and Secretary	2003	221,667	140,000		—		70,000		3,270
Gregory Coleman Executive Vice President, Media and Sales	2003 2002 2001	462,500 500,000 519,712	150,000 562,500 1,250,000		— — —		50,000 100,000 650,000		26,450 117,112 59,262

(1)
As further described in the Report of the Compensation Committee of the Board of Directors contained in this Proxy Statement, in March 2004, Mr. Semel was granted an option to purchase 2,900,000 shares of Common Stock (of which 900,000 were granted in lieu of a cash bonus) in connection with services performed in 2003. The exercise price for these stock options is $41.70 per share, which was the closing market price of the Company's Common Stock on the date of grant.

(2)
Represents for Mr. Semel, relocation payments of $127,766 for 2001 and group term life insurance premiums of $1,980 for 2003, $1,290 for 2002 and $913 for 2001; for Ms. Decker, Company contributions under the Company's 401(k) Plan of $3,000 for 2003, $2,750 for 2002 and $2,625 for 2001, group term life insurance premiums of $300 for 2003, $300 for 2002 and $270 for 2001, and

  health club reimbursement of $186 for 2001; for Mr. Rosensweig, relocation payment of $84,468 for 2003 and $87,525 for 2002 and group term life insurance premiums of $300 for 2003 and $213 for 2002; for Mr. Nazem, Company contributions under the Company's 401(k) Plan of $3,000 for 2003, $2,750 for 2002 and $2,625 for 2001, group term life insurance premiums of $300 for 2003, $300 for 2002 and $300 for 2001; for Mr. Callahan, Company contributions under the Company's 401(k) Plan of $3,000 for 2003 and group term life insurance premium of $270 for 2003; and for Mr. Coleman, Company contributions under the Company's 401(k) Plan of $3,000 for 2003 and $2,750 for 2002, group term life insurance premiums of $450 for 2003, $450 for 2002 and $319 for 2001, and relocation payments of $23,000 for 2003, $113,912 for 2002 and $58,943 for 2001.

(3)
Mr. Rosensweig joined the Company as an executive officer in April 2002.

(4)
Mr. Callahan became an executive officer of the Company in September 2003.

(5)
Includes a retention bonus of $675,000 payable on the first anniversary of Mr. Rosensweig's employment with the Company, for which payment was deferred at Mr. Rosensweig's election until the fourth anniversary of Mr. Rosensweig's employment with the Company or upon the termination of his employment with the Company.

(6)
Represents 45,000 shares of Common Stock, based on a per share value of $41.16, which was the closing market price of the Company's Common Stock on the date of grant. As of December 31, 2003, the restricted stock had an aggregate value of $2,206,350, based on the closing market price of $45.03 per share. The restrictions on 35,000 of these shares will lapse on the third anniversary of the date of grant, and the restrictions on 10,000 of these shares will lapse upon the satisfaction of certain performance-based objectives, but will in no event lapse prior to the first anniversary of the date of grant.

Option Grants in Last Fiscal Year

        The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2003. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the shares subject to such options based on assumed annual compounded rates of stock price appreciation during the option term. The share numbers and share prices in the table and related footnotes have not been adjusted to give effect to the two for one stock split announced on April 7, 2004.

	Individual Grants
			Percent of Total Options Granted to Employees in Fiscal Year(%)(4)
	Number of Securities Underlying Options Granted(#)(2)					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(3)
Name				Exercise Price Per Share ($/sh)	Expiration Date
						5%($)	10%($)
Terry S. Semel	—	(1)	—	—	—	—	—
Susan L. Decker	125,000	(5)	..61	41.16	12/10/13	3,235,662	8,199,804
Daniel L. Rosensweig	125,000	(5)	..61	41.16	12/10/13	3,235,662	8,199,804
Farzad Nazem	125,000	(5)	..61	41.16	12/10/13	3,235,662	8,199,804
Michael J. Callahan	70,000	(5)	..34	41.16	12/10/13	1,811,971	4,591,890
Gregory Coleman	50,000	(5)	..24	41.16	12/10/13	1,294,265	3,279,921

(1)
As further described in the Report of the Compensation Committee of the Board of Directors contained in this Proxy Statement, in March 2004, Mr. Semel was granted an option to purchase 2,900,000 shares of Common Stock (of which 900,000 were granted in lieu of a cash bonus (the "Bonus Option")) in connection with services performed in 2003. The exercise price for these stock options is $41.70 per share, which was the closing market price of the Company's Common Stock on the date of grant. The Bonus Option was fully vested and exercisable as of the grant date, and the other 2,000,000 options will vest upon the fourth anniversary of the grant date, subject to acceleration upon the achievement of certain performance conditions.

(2)
Upon the occurrence of certain change in control events (as described in the 1995 Stock Plan), outstanding options that are not assumed or substituted will become vested.

(3)
The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionee's continued employment through the vesting period. The gains shown are net of the option exercise price, but do not include deductions for taxes and other expenses payable upon the exercise of the option or for sale of underlying shares of Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

(4)
The Company granted stock options representing approximately 20,606,000 shares of Common Stock to employees in the fiscal year ended December 31, 2003, and does not include stock options representing approximately 10,815,000 shares of Common Stock assumed by the Company in connection with its acquisitions of Inktomi Corporation and Overture Services, Inc.

(5)
One-fourth of the shares subject to the option vests on the first anniversary of the date of grant with remainder of the option vesting ratably each quarter thereafter.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

        The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2003. In addition, the table sets forth the number of shares covered by unexercised stock options held by the Named Executive Officers as of December 31, 2003, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option as of December 31, 2003. The share numbers and share prices in the table and related footnotes have not been adjusted to give effect to the two for one stock split announced on April 7, 2004.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)
					Value of Unexercised In-the Money Options at Fiscal Year-End ($)(2)
	Number of Shares Acquired on Exercise (#)
Name		Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Terry S. Semel	1,000,000	25,405,002	7,824,998	4,975,002	199,329,359	64,801,638
Susan L. Decker	280,000	6,574,300	1,192,915	1,377,085	17,591,953	35,565,271
Daniel L. Rosensweig	219,125	4,063,450	389,208	1,116,667	11,677,832	30,164,635
Farzad Nazem	1,839,474	48,033,335	3,223,119	633,543	102,056,148	15,144,003
Michael J. Callahan	38,108	661,290	101,285	154,174	412,394	2,661,261
Gregory Coleman	224,675	4,270,176	189,908	385,417	4,314,728	10,349,574

(1)
The value realized represents the difference between the per share closing price of the Company's Common Stock on the day of exercise and the exercise price of the options, and does not necessarily indicate that the optionee sold such stock.

(2)
Value is based on the $45.03 per share closing price of the Company's Common Stock on the Nasdaq Stock Market on December 31, 2003, less the exercise price.

Employment Contracts, Termination of Employment and Change in Control Arrangements

        The Company has entered into an agreement with Mr. Nazem, our Executive Vice President, Engineering and Chief Technical Officer, that provides, in the event of certain change-in-control transactions, for the acceleration of options held by Mr. Nazem whereby each such option shall become exercisable to the extent of the number of shares that would otherwise vest if Mr. Nazem remained employed by the Company or its successor for two years after the effective date of the transaction, subject to certain conditions, including the optionee's acceptance of a comparable two-year employment contract with the acquiring party and certain non-competition agreements. The Company is party to an employment agreement with Mr. Coleman, pursuant to which, in lieu of a previously-granted mortgage subsidy, Mr. Coleman is entitled to a payment of $23,000 upon the first anniversary, $16,000 upon the second anniversary and $8,000 upon the third anniversary, of his closing escrow on the purchase of a home in the Bay Area. The payments will be grossed up with respect to taxes payable by Mr. Coleman and are conditioned upon the continued employment of Mr. Coleman with the Company. In April 2002, the Company entered into an employment agreement with Mr. Rosensweig to become Chief Operating Officer of the Company. Under the terms of the agreement, Mr. Rosensweig was to receive a base salary of at least $550,000 for the calendar year 2004. In 2003, Mr. Rosensweig waived his right to the $550,000 base salary for 2004, and the Compensation Committee has instead approved a base salary of $500,000 for 2004. In addition, Mr. Rosensweig received reimbursement of relocation expenses, including a loan from the Company to purchase a principal residence in the Bay Area in the principal amount of $1,000,000 (further described in "Certain Transactions" below) and a mortgage subsidy. The agreement also provides that, subject to certain conditions, Mr. Rosensweig will be entitled to an amount equal to 24 months of his then base salary and a pro rata portion of his minimum annual bonus, in the event Mr. Rosensweig's employment with the Company is terminated prior to the second anniversary of his date of employment, without Cause, or Mr. Rosensweig terminates his employment for Good Reason, as such terms are defined in the agreement (Mr. Rosensweig's employment agreements were filed as an exhibit to the Company's quarterly report on Form 10-Q for the period ended June 30, 2002). In April 2002, we entered into a special retention bonus plan with Mr. Rosensweig under which Mr. Rosensweig will receive a $675,000 annual bonus payment in April 2003, a $525,000 annual bonus payment in April 2004 and a $150,000 annual bonus in April 2005 and 2006, if he is then employed by us. If, prior to the fourth anniversary of employment with the Company, Mr. Rosensweig's employment with the Company is terminated without Cause or Mr. Rosensweig terminates his employment for Good Reason, as such terms are defined in Mr. Rosensweig's employment agreement, Mr. Rosensweig will, subject to certain conditions, be entitled to receive the remaining retention bonus, which would have been available to him had Mr. Rosensweig remained employed through his fourth anniversary of employment with the Company. Mr. Rosensweig has elected to defer payment of each of these retention bonus payments until the fourth anniversary of his employment with the Company.

        Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee, the Audit Committee Report and the Stock Performance Graph which follows shall not be deemed to be "Soliciting Material," is not deemed "filed" with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        During 2003, the Compensation Committee of the Company's board of directors consisted of Arthur H. Kern, Gary L. Wilson, and Eric Hippeau, who served as Chairman and was replaced by Robert A. Kotick in October 2003 as a member and Chairman of the Compensation Committee. The Compensation Committee, which is composed of non-employee directors, reviews, recommends and approves changes to the Company's compensation policies and benefits programs, administers the Company's stock option plans, including approving stock option grants, and otherwise seeks to ensure that the Company's compensation philosophy is consistent with the Company's best interests and is properly implemented. During 2003 option grants for all executive officers were independently reviewed and approved by the Executive Officer Compensation Subcommittee of the board of directors, which consisted of Messrs. Kern and Wilson.

Compensation Philosophy and Review

        The Company's compensation philosophy for executive officers serves two principal purposes: (i) to provide a total compensation package for executive officers that is competitive with the current market for executive talent and enables the Company to attract and retain key executive and employee talent needed to achieve the Company's business objectives and (ii) to link executive compensation to improvements in Company performance and increases in stockholder value as measured principally by the trading price of the Company's Common Stock.

        To assist in the determination of executive compensation levels at the annual compensation review in December 2003, the Compensation Committee retained Frederic W. Cook & Co., an independent consulting firm, to advise the Compensation Committee on, among other matters, proprietary surveys and publicly available compensation information with respect to comparable Internet-related companies and other relevant companies. The Compensation Committee did not determine it necessary to, and did not attempt to, specifically analyze compensation levels at companies included in the index under the caption, "Performance Graph."

Elements of Executive Officer Compensation

        The Company's executive compensation consists primarily of salary, incentive bonuses, a 401(k) plan, health insurance and similar benefits, and the award of stock options and restricted stock grants. The Company has in the past and continues to emphasize the award of stock options in its executive compensation policy. The Compensation Committee believes that in the highly competitive, emerging markets in which the Company operates, equity-based compensation is an important incentive for outstanding executive performance and encourages the alignment of management and stockholder long-term interests.

Executive Officer Compensation.

        Base salaries are evaluated annually for all executive officers, including the Chief Executive Officer. In determining the appropriate salary levels for such officers, the Compensation Committee considers, among other factors, the officer's scope of responsibility, prior experience, past performance and data on prevailing compensation levels in relevant markets for executive talent. To determine annual bonus payments, the Compensation Committee considers individual performance as well as the extent to which the Company achieved its overall financial goals.

        In determining Mr. Semel's compensation, the Compensation Committee reviewed Mr. Semel's compensation package in comparison with the compensation packages of Chief Executive Officers of selected technology and media companies. In March 2004, the Compensation Committee awarded Mr. Semel a bonus nonstatutory stock option grant for 900,000 shares of Common Stock in lieu of a cash bonus (the "Bonus Option"). The grant of the Bonus Option was based on the board's positive assessment of Mr. Semel's performance during the year and was also intended to provide incentive for future performance. The Bonus Option was fully vested and exercisable as of the grant date.

        The Compensation Committee believes that the base salary levels and bonus payments to executive officers, including Mr. Semel's, during the year 2003 were at or below the median of base salary and bonus levels for comparable companies considered in the survey data and informal information reviewed by the Compensation Committee.

Stock Option and Restricted Stock Grants.

        As noted above, the Company has in the past relied substantially on long-term equity-based compensation as an important means of compensating and incentivizing its executive officers. It is the Company's practice to set option exercise prices for officers at not less than 100% of the fair market value of the Common Stock on the date of grant. Thus, the value of the stockholders' investment in the Company must appreciate before an optionee receives any financial benefit from the option. Options are generally granted for a term of ten years.

        In determining the number of shares subject to the stock option grants to executive officers, the Compensation Committee considers various subjective factors primarily relating to the responsibilities of the individual officers, and relating to their expected future contributions, and the number of shares owned by the officer or which continue to be subject to vesting under outstanding options previously granted to such officer. In addition, the Compensation Committee examines the quantity and type of equity incentives held by each officer relative to the other officers' equity positions and their tenure, responsibilities, experience, and value to the Company. As part of the 2003 annual compensation review the Compensation Committee approved a grant to Mr. Semel of options to purchase 2,000,000 shares of the Company's Common Stock (the "Focal Option"), based upon, among other factors, the Compensation Committee's positive assessment of Mr. Semel's performance during 2003. The Compensation Committee noted in particular the Company's redefinition of its search business; the strengthening of the Company's core businesses, including premium services and advertising; the completion of a number of strategic alliances and acquisitions both domestically and internationally, including the acquisitions of Overture Services, Inc., Inktomi Corporation and 3721 Network Software Company Limited; and the Company's enhanced financial performance. The Focal Options will vest upon the fourth anniversary of the grant date; however, vesting may be accelerated upon the achievement of certain performance conditions.

        Also as part of the 2003 annual compensation review, the Compensation Committee granted all of the Named Executive Officers of the Company as a group (excluding Mr. Semel) additional options to purchase an aggregate of 495,000 shares of the Company's Common Stock. These options generally vest ratably over a four-year period. The Compensation Committee also granted restricted stock awards of 45,000 shares of the Company's Common Stock each to three of the Company's executive officers. The restricted stock is subject to the Company's repurchase option, which lapses for each of the executive officers, with respect to 35,000 shares, on the third anniversary of the grant date, and with respect to the remaining 10,000 shares, upon the satisfaction of certain performance-based objectives, but in no event prior to the first anniversary of the grant date.

Policy on Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its Chief Executive Officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation's stockholders.

        It is the Company's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy, and the Company's best interests and may from time to time pay compensation to its executive officers that may not be deductible.

By the Compensation Committee of the Board of Directors,
Robert A. Kotick (Chairman) Arthur H. Kern Gary L. Wilson

AUDIT COMMITTEE REPORT

        The audit committee of the Company's board of directors (the "Audit Committee") consists of four non-employee directors, Edward R. Kozel, as chairman, Roy J. Bostock, Arthur H. Kern and Gary L. Wilson, each of whom has been determined to be independent under the National Association of Securities Dealers' Listing Standards. The Audit Committee is a standing committee of the board of directors and operates under a written charter adopted by the board of directors, which is available on our website, www.yahoo.com. From our main Web page, first click on "Company Info" at the bottom of the page and then on "Investor Relations." Next click on "Corporate Governance" then "Board Committees" and "Audit Committee Charter." Among its other functions, the Audit Committee, subject to stockholder ratification, has the authority and responsibility to retain and terminate the engagement of the Company's independent auditors.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        During fiscal 2003, at each of its meetings, the Audit Committee met with the senior members of the Company's financial management team and the independent auditors. The Audit Committee's agenda is established by the Audit Committee's chairman and senior members of the Company's financial management team. The Audit Committee met in private sessions with the Company's independent auditors at certain of its meetings, and also separately with the Company's head of internal audit, without management representation, to discuss financial management, accounting and internal control issues. The Audit Committee has reviewed with management and the independent auditors the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

        The Company's independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the independent auditors that firm's independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining its independence.

        Based on the Audit Committee's discussion with management and the independent auditors, and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company's Board of Directors,
Edward R. Kozel (Chairman) Roy J. Bostock Arthur H. Kern Gary L. Wilson

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL AUDITORS

        For the fiscal year ended December 31, 2003, PricewaterhouseCoopers LLP, our independent auditors, billed the approximate fees set forth below.

Audit Fees

        Aggregate fees consist of fees billed for professional services rendered for the audit of Yahoo!'s consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly filings and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements, except those not required by statute or regulation. Aggregate fees for audit services were $3.4 million and $1.8 million during the years ended December 31, 2003 and 2002, respectively.

Audit-Related Fees

        Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Yahoo!'s consolidated financial statements and are not reported under "Audit Fees." These services include accounting consultations and due diligence in connection with acquisitions and consultations concerning financial accounting and reporting standards. Aggregate fees for audit-related services were $1.2 million and $0.9 million during the years ended December 31, 2003 and 2002, respectively.

Tax Fees

        Tax fees consist of fees billed for professional services related to federal, state and international tax compliance, assistance with tax audits and appeals and assistance related to the impact of acquisitions. Aggregate fees for tax services were $1.9 million and $0.9 million during the years ended December 31, 2003 and 2002, respectively.

All Other Fees

        All other fees consist of fees for all other services other than those reported above. Aggregate fees for services other than those reported in the above three categories were $0 and $30,000 (principally relating to financial information systems design and implementation), during the years ended December 31, 2003 and 2002, respectively.

        The Audit Committee has adopted certain policies and procedures regarding permitted audit and non-audit services and the annual pre-approval of such services. Each year, the Audit Committee will ratify the types of audit and non-audit services to which the Company management may wish to avail itself, subject to pre-approval of specific services. Each year, management and the independent auditors will jointly submit a pre-approval request, which will list each known and/or anticipated audit and non-audit service for the upcoming calendar year and which will include associated budgeted fees. The Audit Committee will review the requests and approve a list of annual pre-approved non-audit services. The Audit Committee will also designate a member (currently Mr. Kozel, the Audit Committee Chairman) to have the authority to pre-approve interim requests for additional non-audit services that were not contained in the annual pre-approval request. Such member shall approve or reject any interim non-audit service requests and report any interim service pre-approvals at the following Audit Committee meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The following non-employee directors serve on the Compensation Committee: Arthur H. Kern, Robert A. Kotick and Gary L. Wilson. None of the members of the Compensation Committee during fiscal 2003 was (i) an officer or employee of the Company or any of its subsidiaries (ii) was formerly an officer of the Company or any of its subsidiaries or (iii) had any relationships requiring disclosure by the Company under the SEC's rules requiring disclosure of related party transactions.

Yahoo! Japan

        SOFTBANK America, Inc. is a wholly-owned subsidiary of SOFTBANK Holdings, which is a wholly-owned subsidiary of SOFTBANK Corp. ("SOFTBANK"). In April 1996, the Company and SOFTBANK signed a joint venture agreement, which was amended in September 1997, whereby Yahoo! Japan Corporation ("Yahoo! Japan") was formed to develop and operate a version of the Yahoo! Internet Guide localized for Japan. As of September 30, 2003, the Company owned approximately 34% and SOFTBANK owned approximately 42% of the equity of Yahoo! Japan. Yahoo! Japan became a public company in November 1997. Contemporaneous with entering into the joint venture agreement, in April 1996, the Company entered into a license agreement with Yahoo! Japan, whereby the Company licenses certain uses of the Yahoo! brand and business model to Yahoo! Japan on an exclusive basis in Japan in exchange for licensing fees. Pursuant to the terms of the license agreement, Yahoo! Japan pays to the Company a fixed percentage of Yahoo! Japan net revenues. During 2003, the Company received payments from Yahoo! Japan totaling approximately $13.4 million under the licensing agreement. Jerry Yang, (an executive officer and a Director of the Company) is a member of the board of directors of Yahoo! Japan. In 2003, as an outside director of Yahoo! Japan, Mr. Yang received options to purchase 10 shares of common stock of Yahoo! Japan and approximately $90,000 for the performance of his duties as a director.

        In May 2003, the Company entered into a consulting services agreement with Yahoo! Japan, pursuant to which Yahoo! Japan paid the Company approximately $57,330 in 2003.

        In November 2002, a subsidiary of Overture, which was acquired by the Company in October 2003, entered into a contract with Yahoo! Japan pursuant to which Overture provides Yahoo! Japan with paid search listings and pays to Yahoo! Japan a share of the revenues generated from the listings. In 2003, Overture paid Yahoo! Japan approximately $8.8 million under this agreement.

Yahoo! Korea

        In August 1997, the Company, Yahoo! Japan, Softbank Korea and SOFTBANK entered into a joint venture agreement whereby Yahoo! Korea Corporation ("Yahoo! Korea") was formed to develop and operate a version of the Yahoo! Internet Guide localized for Korea, develop related online navigational services, and conduct related business. The Company owns approximately 67% of Yahoo! Korea. In addition to the joint venture agreement, in November 1997, the Company entered into a license agreement with Yahoo! Korea, whereby the Company licenses certain uses of the Yahoo! brand and business model to Yahoo! Korea on an exclusive basis in Korea in exchange for licensing fees. Pursuant to the terms of the license agreement, Yahoo! Korea pays to the Company a fixed percentage of Yahoo! Korea net revenues. During 2003, the Company received payments from Yahoo! Korea totaling approximately $2.3 million under the licensing agreement.

Yahoo! Europe

        The Company and SOFTBANK Europe Holdings, Inc. ("SOFTBANK EU HOLDINGS") entered into a joint venture agreement, dated November 1996, whereby Yahoo! UK Ltd. ("Yahoo! UK"), Yahoo! France SAS ("Yahoo! France") and Yahoo! Deutschland Gmbh ("Yahoo! Deutschland") were formed to create localized versions of the Yahoo! Internet Guide for European users. Contemporaneous with entering into the joint venture agreement in November 1996, the Company entered into licensing agreements with Yahoo! UK, Yahoo! France and Yahoo! Deutschland, whereby the Company licenses certain uses of the Yahoo! brand and business model to Yahoo! UK, Yahoo! France and Yahoo! Deutschland, in their respective markets on an exclusive basis in exchange for a fixed annual payment. The Company owns approximately 70% of Yahoo! UK, Yahoo! France and Yahoo! Deutschland.

Other Information

        Investment funds affiliated with Sequoia Capital are stockholders of Internet Wire Incorporated ("Internet Wire") and Google Inc. ("Google"). Michael Moritz, a general partner of Sequoia Capital, serves as a director of Google and served as a director of Yahoo! until March 2003. The Company engaged in the following transactions with these companies in 2003:

        In June 2000, the Company entered into an agreement with Google, which was subsequently extended in June 2002 and amended in July 2002 and April 2003, pursuant to which Google provided web search services and the Company provided branding and promotional services. The Company paid Google approximately $13.2 million in 2003 in connection with this agreement.

        In August 2000, the Company entered into an agreement with Internet Wire pursuant to which Internet Wire distributes content to the Company. This agreement was amended in June 2003. Under these agreements, Internet Wire paid the Company approximately $234,000 in 2003.

        Mr. Burkle, one of our directors, is the founder and managing partner of The Yucaipa Companies. The Yucaipa Companies is a stockholder of the Alliance Entertainment Corp., which is affiliated with AEC One Stop Group, Inc. ("AEC"). In November 1999, the Company and AEC entered into a content license agreement, which was amended in May, October and December of 2001 and in March 2003, pursuant to which the Company paid AEC approximately $231,000 in 2003.

        Mr. Hippeau, one of our directors, is a Managing Partner of SOFTBANK Capital Partners, an affiliate of SOFTBANK. In March 2004, SOFTBANK and the Company entered into an agreement that provided that, so long as SOFTBANK directly or indirectly owns or controls any shares of Company Common Stock, SOFTBANK shall, at the Company's direction, either vote or cause to be voted such shares of Common Stock in accordance with any written voting recommendation of the Company's Board of Directors or grant a proxy to the Company entitling the Company to vote or cause to be voted such shares in proportion to the votes cast by the other stockholders of the Company.

        See Proposal No. 1 "Election of Directors" for a discussion of certain information with respect to all outside directors, including directors serving on the Compensation Committee.

        The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than terms that could have been obtained from unaffiliated third parties. Consistent with applicable law, the Company has established a policy that requires that all transactions between the Company and its officers, directors and principal stockholders and their affiliates must be approved by an independent body of the board of directors and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

LEGAL PROCEEDINGS

        As disclosed in our annual report on Form 10-K for the year ended December 31, 2003, filed with the SEC on February 27, 2004, on or about February 4, 2004, a shareholder derivative action was filed in the Court of Chancery of the State of Delaware in and for New Castle County, against the Company (as nominal defendant) and certain of its current and former officers and directors, including current directors Jerry Yang, Eric Hippeau, Arthur H. Kern and Edward R. Kozel (the "Derivative Defendants"). Two similar shareholder derivative actions were filed in the California Superior Court for the County of San Mateo on February 13, 2004. The complaints generally allege breaches of fiduciary duties by the Derivative Defendants related to the alleged purchase of shares in initial public offerings or the alleged acquiescence in such conduct. The complaints seek unspecified monetary damages and other relief purportedly on behalf of the Company from the Derivative Defendants. The Company understands the Derivative Defendants deny any impropriety and intend to defend the lawsuits vigorously. The Company does not believe that the ultimate costs to resolve these matters will have a material adverse effect on its financial condition, results of operations or cash flows. In addition, the Company believes there are procedural defects to permitting these complaints to proceed on its behalf.

PERFORMANCE GRAPH

        The following graph compares, for the five year period ending December 31, 2003, the cumulative total stockholder return for the Company, the Nasdaq Stock Market (U.S. companies) Index (the "Nasdaq Market Index"), the Goldman Sachs Internet Index (the "GIN") and the Standard & Poor's 500 Stock Index (the "S&P 500 Stock Index"). Measurement points are the last trading day of each of the Company's fiscal years ended December 31, 1998, December 31, 1999, December 29, 2000, December 31, 2001, December 31, 2002 and December 31, 2003. The graph assumes that $100 was invested on December 31, 1998 in the Common Stock of the Company, the Nasdaq Market Index, the GIN and the S&P 500 Stock Index and assumes reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

Measurement Point	Yahoo! Inc.	Nasdaq Market Index	GIN	S&P 500 Index
12/31/1998	$100.00	$100.00	$100.00	$100.00
12/31/1999	$365.23	$185.59	$210.31	$119.53
12/29/2000	$50.75	$112.67	$53.62	$107.41
12/31/2001	$29.95	$88.95	$30.98	$93.40
12/31/2002	$27.60	$60.91	$22.05	$71.57
12/31/2003	$76.02	$91.37	$42.71	$90.46

CERTAIN TRANSACTIONS

        The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

        In April 2002, in connection with his relocation to California as a result of his joining Yahoo!, Mr. Rosensweig, our Chief Operating Officer, entered into a non-interest bearing term loan with us in the principal amount of $1,000,000. The loan to Mr. Rosensweig is secured by his principal place of residence. Payment of the entire principal of $1,000,000 is due on April 30, 2006. The maximum indebtedness of Mr. Rosensweig to us during 2003 was $1,000,000.

        In December 2003, each of Ms. Decker and Messrs. Rosensweig and Nazem entered into agreements with the Company pursuant to which such individuals received 45,000 shares of the Company's Common Stock, subject to the Company's right of repurchase (the "Restricted Stock"). Each agreement provides that the Company's right of repurchase shall lapse (1) with respect to 35,000 shares of the Restricted Stock, on the third anniversary of the grant date and (2) with respect to the remaining 10,000 shares of Restricted Stock, upon the satisfaction of certain performance-based objectives, but in no event prior to the first anniversary of the grant date.

        Certain other transactions are described under the caption "Compensation Committee Interlocks and Insider Participation."

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL STOCKHOLDERS' MEETING

        Proposals of stockholders intended to be included in the Company's Proxy Statement for the Company's 2005 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by Yahoo! Inc., Attn: Secretary at 701 First Avenue, Sunnyvale, California 94089 no later than December 10, 2004. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Secretary at the above address by February 23, 2005. The Company's Bylaws require that proposals of stockholders intended to be considered at the 2005 Annual Meeting of Stockholders but not included in the Company's Proxy Statement for that meeting be received by the Company at the above address no earlier than February 20, 2005 and no later than March 22, 2005; provided, however, if the 2005 Annual Meeting is held earlier than April 21, 2005 or later than July 20, 2005, proposals must be received no earlier than the 90th day prior to the date of the 2005 Annual Meeting and no later than the 60th day prior to the date of the 2005 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2005 Annual Meeting is first made.

HOUSEHOLDING

        As permitted by applicable law, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the Proxy Statement.

        The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations, Yahoo! Inc., 701 First Avenue, Sunnyvale, California 94089 or by telephone at (408) 349-3300.

        Stockholders who share an address can request the delivery of a single copy of this Proxy Statement or a single copy of the Company's annual report upon written request. Such request should be directed to Investor Relations, Yahoo! Inc., 701 First Avenue, Sunnyvale, California 94089.

OTHER MATTERS

        The board of directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

        It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope or vote their shares by telephone or over the Internet.

        The form of proxy and this Proxy Statement have been approved by the board of directors and are being mailed and delivered to stockholders by its authority.

By Order of the Board of Directors,

Michael J. Callahan Senior Vice President, General Counsel and Secretary

Sunnyvale, California
April 9, 2004

Annex A

YAHOO! INC.
AMENDED AND RESTATED
1996 EMPLOYEE STOCK PURCHASE PLAN

(as amended and restated February 27, 2001 and subsequently amended and restated April 1, 2004, and after giving effect to the two for one stock split announced on April 7, 2004)

        The following constitute the provisions of the Amended and Restated 1996 Employee Stock Purchase Plan of Yahoo! Inc., as amended and restated April 1, 2004.

        1.    Purpose.    The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2.    Definitions.

          (a)   "Board" shall mean the Board of Directors of the Company.

          (b)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c)   "Common Stock" shall mean the Common Stock of the Company.

          (d)   "Company" shall mean Yahoo! Inc., a Delaware corporation.

          (e)   "Compensation" shall mean, effective as of May 1, 2004, the total compensation paid to an Employee, including all salary, wages (including amounts elected to be deferred by the Employee, that would otherwise have been paid, under any cash or deferred arrangement or other deferred compensation program established by the Company), overtime pay, commissions, bonuses, and other remuneration paid directly to the Employee, but excluding referral and hiring bonuses, profit sharing, the cost of employee benefits paid for by the Company, education, tuition or other similar reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, restricted stock grants, or other equity based awards, contributions made by the Company under any employee benefit plan, and similar items of compensation. For all periods prior to May 1, 2004, "Compensation" shall mean all regular straight time gross earnings and commissions, and shall not include payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

          (f)    "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (g)   "Contributions" shall mean all amounts credited to the account of a participant pursuant to the Plan.

          (h)   "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (i)    "Employee" shall mean any person, including an Officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

          (j)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (k)   "Fair Market Value" shall have the meaning set forth in Section 7(b).

          (l)    "Offering Date" shall mean the first business day of each Offering Period of the Plan, except that in the case of an individual who becomes an eligible Employee or who begins to participate in an Offering Period after the first business day of an Offering Period, the term "Offering Date" with respect to such individual means the first business day of the first Purchase Period in which such individual participates within the Offering Period. Options granted after the first business day of an Offering Period will be subject to the same terms and conditions as the options granted on the first business day of such Offering Period except that they will have a different grant date (and thus, potentially, a different Purchase Price) and, because they expire at the same time as the options granted on the first business day of such Offering Period, a shorter term.

          (m)  "Offering Period" shall mean, with respect to Offering Periods beginning prior to July 1, 2001, a period of six (6) months commencing on January 1 and July 1 of each year, except for the first Offering Period as set forth in Section 4(a). The Offering Period commencing on July 1, 2001 shall end on April 30, 2003 and thereafter Offering Periods shall commence on May 1 and end on the April 30 twenty-four (24) months thereafter; provided, however, that if the Fair Market Value of the Common Stock on a Purchase Date is lower than the Fair Market Value of the Common Stock on the first business day of the Offering Period, the Offering Period then in progress will terminate and a new Offering Period shall commence on the next May 1 or November 1, as applicable, and shall extend for a twenty-four (24) month period ending on April 30 or October 31, as applicable.

          (n)   "Officer" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (o)   "Plan" shall mean this Employee Stock Purchase Plan.

          (p)   "Purchase Date" shall mean, with respect to Offering Periods beginning prior to July 1, 2001, the last business day of each Offering Period of the Plan and shall mean, with respect to Offering Periods beginning after such date, the last business day of each Purchase Period occurring within the Offering Period.

          (q)   "Purchase Period" shall mean, with respect to Offering Periods beginning prior to July 1, 2001, a period of six (6) months coincident with the Offering Period, except for the first Purchase Period of the first Offering Period as set forth in Section 4(b) which Purchase Period shall be coincident with such first Offering Period, and with respect to Offering Periods commencing on and after July 1, 2001, a period of six (6) months within an Offering Period commencing on each May 1 and November 1 and ending on October 31 and April 30 respectively, except for the first Purchase Period within the Offering Period commencing on July 1, 2001, which Purchase Period shall commence on July 1, 2001 and end on October 31, 2001.

          (r)   "Purchase Price" shall mean, (i) with respect to Offering Periods beginning prior to July 1, 2001, an amount equal to 85% of the Fair Market Value of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower; and (ii) with respect to a Purchase Period occurring in an Offering Period beginning on and after July 1, 2001, an amount equal to 85% of the Fair Market Value of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower, provided however that in the event (A) of any increase in the number of Shares available for issuance under the Plan as a result of a stockholder-approved amendment to the Plan, and (B) all or a portion of such additional Shares are to be issued with respect to an Offering Period that is underway at the time of such increase ("Additional Shares"), and (C) the Fair Market Value of a Share of Common Stock on the date of such stockholder approval (the "Approval Date Fair Market Value") is higher than the Fair Market Value on the Offering Date for any such Offering Period, then in such instance the Purchase Price with respect to Additional Shares shall be 85% of the Approval Date Fair Market

  Value or the Fair Market Value of a Share of Common Stock on the Purchase Date, whichever is lower.

          (s)   "Share" shall mean a share of Common Stock, as adjusted in accordance with Section 19 of the Plan.

          (t)    "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

        3.    Eligibility.

          (a)   Any person who is an Employee as of the beginning of any Purchase Period of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

          (b)   Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company or its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

        4.    Offering Periods and Purchase Periods.

          (a)    Offering Periods.

            (i)    With respect to Offering Periods beginning prior to July 1, 2001, the Plan was implemented by a series of Offering Periods of six (6) months duration, other than the first Offering Period, with new Offering Periods commencing on or about January 1 and July 1 of each year (or at such other time or times as may have been determined by the Board of Directors). The first Offering Period during this period commenced on the beginning of the effective date of the Registration Statement on Form S-1 for the initial public offering of the Company's Common Stock (the "IPO Date") and continued until December 31, 1996.

            (ii)   With respect to Offering Periods beginning on and after July 1, 2001, the Plan shall be implemented by a series of Offering Periods of approximately twenty-four (24) months duration, other than the Offering Period commencing on July 1, 2001. The Offering Period commencing July 1, 2001 had a duration of approximately twenty-two (22) months and continued until April 30, 2003.

            (iii)  The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

          (b)    Purchase Periods.    Each Offering Period beginning prior to July 1, 2001 had a six (6) month Purchase Period coincident with such Offering Period. Each Offering Period commencing on and after July 1, 2001 shall consist of four (4) consecutive Purchase Periods of approximately six (6) months' duration commencing on May 1 and November 1 of each year, except the first Purchase Period of the Offering Period that commenced on July 1, 2001, which was of approximately four (4) months duration commencing on July 1, 2001 and ending on October 31, 2001. The last business day of each Purchase Period shall be the Purchase Date for such Purchase Period. A Purchase Period commencing on May 1 shall end on the next October 31 and a Purchase Period commencing on November 1 shall end on the next April 30. The Board of Directors of the Company shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Purchase Period to be affected.

        5.    Participation.

          (a)   An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering. The subscription agreement shall set forth the percentage of the participant's Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.

          (b)   Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the Purchase Date of the Offering Period to which the subscription agreement is applicable, unless the Employee's participation is sooner terminated as provided in Section 10.

        6.    Method of Payment of Contributions.

          (a)   The participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) of such participant's Compensation on each such payday (or such other maximum percentage as the Board may establish from time to time before an Offering Date). All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

          (b)   A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during the Offering Period (in the case of Offering Periods beginning prior to July 1, 2001) or during the Purchase Period (in the case of Offering Periods beginning on and after July 1, 2001), may decrease the rate of his or her Contributions during the applicable Period by completing and filing with the Company a new subscription agreement. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month. For Offering Periods beginning on and after July 1, 2001, a participant may change the rate of his or her Contributions effective as of the beginning of any Purchase Period within such Offering Period by filing a new subscription agreement at least ten (10) business days prior to the beginning of such Purchase Period.

          (c)   Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased to 0% at any time during an Offering or Purchase Period, as applicable. Payroll deductions shall re-commence at the rate provided in such participant's subscription Agreement at the beginning of the first Offering or Purchase Period, as applicable, which is scheduled to end in the following calendar year, unless the participant's participation is terminated as provided in Section 10. In addition, a participant's payroll deductions may be decreased by the Company to 0% at any time during a Purchase Period in order to avoid unnecessary payroll contributions as a result of application of the maximum Share limit set forth in Section 7(a), or as a result of the limitations set forth in Section 3(b), in which case payroll deductions shall re-commence at the rate provided in such participant's subscription agreement at the beginning of the next Purchase Period, unless terminated by the participant as provided in Section 10.

          (d)   At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the participant.

        7.    Grant of Option.

          (a)   On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on any Purchase Date occurring within the Offering Period a number of Shares determined by dividing such Employee's Contributions accumulated prior to such Purchase Date and retained in the participant's account as of the Purchase Date by the applicable Purchase Price; provided however, that the maximum number of Shares an Employee may purchase during each Offering Period (with respect to Offering Periods beginning prior to July 1, 2001) and each Purchase Period (with respect to Offering Periods beginning on and after July 1, 2001) shall be in each case 10,000 Shares, subject to adjustment as provided in Section 18, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12.

          (b)   The fair market value of the Company's Common Stock on a given date (the "Fair Market Value") means, as of any date, the value of Common Stock determined by the Board in its discretion provided that, to the extent the Common Stock is trading on the Nasdaq National Market (or a stock exchange), (A) the Fair Market Value as of an Offering Date shall be the closing sales price of the Common Stock as reported by the Nasdaq National Market (or the closing sales price on such stock exchange) for the last business day immediately preceding the Offering Date, and (B) the Fair Market Value of the Common Stock as of a Purchase Date shall be the closing sales price of the Common Stock as reported on the Nasdaq National Market (or the closing sales price on such stock exchange) for the Purchase Date, in each case as reported in The Wall Street Journal. For purposes of the Offering Date under the first Offering Period under the Plan, the Fair Market Value of a Share shall be the Price to the public as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended.

        8.    Exercise of Option.

          (a)   Unless a participant's participation is terminated as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each applicable Purchase Date of an Offering Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account (subject to such limitations as are specified in the Plan). The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant's option to purchase Shares hereunder is exercisable only by him or her.

          (b)   No fractional Shares shall be purchased. Any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full Share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant or termination of such participant's participation as provided in Section 10 below. Any other amounts left over in a participant's account after a Purchase Date shall be returned to the participant.

        9.    Delivery.    As promptly as practicable after each Purchase Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the

Shares purchased upon exercise of his or her option. Notwithstanding the foregoing, the Board may require that all Shares purchased under the Plan be held in an account (the participant's "ESPP Stock Account") established in the name of the participant (or in the name of the participant and his or her spouse, as designated by the participant on his or her subscription agreement), subject to such rules as determined by the Board and uniformly applied to all participants, including designation of a brokerage or other financial services firm (an "ESPP Broker") to hold such Shares for the participant's ESPP Stock Account with registration of such Shares in the name of such ESPP Broker for the benefit of the participant (or for the benefit of the participant and his or her spouse, as designated by the participant on his or her subscription agreement).

        10.    Voluntary Withdrawal; Termination of Employment.

          (a)   A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to the Purchase Date of the Offering Period by giving written notice to the Company. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.

          (b)   Upon termination of the participant's Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

          (c)   In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the Employee is a participant, unless such Employee is on an approved leave of absence or a temporary reduction of hours, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

          (d)   A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

          (e)   Automatic Withdrawal. With respect to Offering Periods commencing on and after July 1, 2001, and to the extent permitted by any applicable laws, regulations or stock exchange rules, if the Fair Market Value of the Shares on a Purchase Date within an Offering Period then in progress is lower than was the Fair Market Value of the Shares on the first business day of such Offering Period, then every participant in such Offering Period shall automatically be deemed (i) to have withdrawn from such Offering Period at the close of the Purchase Period ending on such Purchase Date, and (ii) to have enrolled in a new Offering Period commencing on the next November 1 or May 1, as applicable, in accordance with Section 2(m). In addition, if the Fair Market Value of the Shares on a Purchase Date within an Offering Period then in progress is lower than the Fair Market Value of the Shares on the Offering Date with respect to an individual who began participation in an Offering Period after the first business day of an Offering Period, such individual shall be automatically deemed (x) to have withdrawn from such Offering Period at the close of the Purchase Period ending on such Purchase Date, and (ii) to have enrolled in the Plan as of the beginning of the next Purchase Period to commence within such Offering Period, with such individual having a new Offering Date in accordance with Section 2(l).

        11.    Interest.    No interest shall accrue on the Contributions of a participant in the Plan.

        12.    Stock.

          (a)   Subject to adjustment as provided in Section 18, the maximum number of Shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 30,000,000 Shares.

          (b)   If the Board determines that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 19 below. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company's stockholders subsequent to such Offering Date.

          (c)   The participant will have no interest or voting right in Shares covered by his or her option until such option has been exercised.

          (d)   Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse, as designated by the participant in his or her subscription agreement; provided that if the Board has determined that Shares shall be held in an ESPP Stock Account held by an ESPP Broker in accordance with Section 9. Shares shall be registered in the name of such ESPP Broker for the benefit of the participant or the participant and his or her spouse, as designated by the participant in his or her subscription agreement.

        13.    Administration.    The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

        14.    Designation of Beneficiary.

          (a)   A participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering or Purchase Period, as applicable, but prior to delivery to him or her of such Shares and/or cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b)   Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        15.    Transferability.    Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

        16.    Use of Funds.    All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

        17.    Reports.    Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Purchase Date, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

        18.    Adjustments Upon Changes in Capitalization; Corporate Transactions.

          (a)   Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), the maximum number of Shares an Employee may purchase during each Offering Period or each Purchase Period, as well as the price per Share covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

          (b)   Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, any Offering Period and Purchase Period then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, unless otherwise determined by the Board, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, or, if not so assumed or substituted, the Offering Period then in progress shall be shortened and the Board shall set a new Purchase Date (the "New Purchase Date"). The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each Share subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock and the sale of assets or merger.

          The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

        19.    Amendment or Termination.

          (a)   The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board's setting a new Purchase Date with respect to an Offering Period and Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

          (b)   Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.

        20.    Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        21.    Conditions Upon Issuance of Shares.    The Company shall have no obligation to issue Shares with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        22.    Term of Plan; Effective Date.    The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 19.

        23.    Additional Restrictions of Rule 16b-3.    The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

YAHOO! INC.

AMENDED AND RESTATED
1996 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

New Election
Change of Election

        1.     I,                        , hereby elect to participate in the Yahoo! Inc. Amended and Restated 1996 Employee Stock Purchase Plan (the "Plan") commencing with the Offering Period                        , 20    to                        , 20    , and subscribe to purchase Shares of the Company's Common Stock in accordance with this Subscription Agreement and the Plan. Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

        2.     I elect to have Contributions in the amount of            % of my Compensation applied to this purchase. I understand that this amount must not be less than 1% and not more than 15% of my Compensation during an Offering Period. (Please note that no fractional percentages are permitted).

        3.     I hereby authorize payroll deductions from each paycheck during the Offering Periods at the rate stated in Item 2 of this Subscription Agreement. I understand that all payroll deductions made by me shall be credited to my account under the Plan and that I may not make any additional payments into such account. I understand that all payments made by me shall be accumulated for the purchase of Shares at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, Shares will be purchased for me automatically on the Purchase Date of each Offering Period unless I otherwise withdraw from the Plan by giving written notice to the Company for such purpose.

        4.     I understand that I may discontinue at any time prior to the Purchase Date my participation in the Plan as provided in Section 10 of the Plan. I also understand that I can decrease the rate of my Contributions on one occasion only during any Purchase Period by completing and filing a new Subscription Agreement with such decrease taking effect as of the beginning of the calendar month following the date of filing of the new Subscription Agreement, if filed at least ten (10) business days prior to the beginning of such month. Further, I may change the rate of deductions for future Purchase Periods by filing a new Subscription Agreement, and any such change will be effective as of the beginning of the next Purchase Period. In addition, I acknowledge that, unless I discontinue my participation in the Plan as provided in Section 10 of the Plan, my election will continue to be effective for each successive Offering Period.

        5.     I have received a copy of the Company's most recent description of the Plan and a copy of the complete "Yahoo! Inc. Amended and Restated 1996 Employee Stock Purchase Plan." I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

        6.     Shares purchased for me under the Plan should be issued in the name(s) of (name of employee or employee and spouse only):

        7.     In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and Shares due to me under the Plan:

NAME: (Please print)	(First) (Middle) (Last)
(Relationship)	(Address)

        8.     I understand that if I dispose of any Shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such Shares or, if I joined the Plan after such date, the first business day of the Purchase Period with respect to which I joined the Plan during such Offering Period) or within 1 year after the Purchase Date, I will be treated for federal income tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the Fair Market Value of the Shares on the Purchase Date over the price which I paid for the Shares, regardless of whether I disposed of the Shares at a price less than their Fair Market Value at the Purchase Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

        I hereby agree to notify the Company in writing within 30 days after the date of any such disposition, and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the such disposition of the Shares. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Shares by me.

        9.     If I dispose of such Shares at any time after expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (1) the excess of the Fair Market Value of the Shares at the time of such disposition over the purchase price which I paid for the Shares under the option, or (2) 15% of the Fair Market Value of the Shares on the Offering Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

        I understand that this tax summary is only a summary and is subject to change. I further understand that I should consult a tax advisor concerning the tax implications of the purchase and sale of stock under the Plan.

        10.   I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

SIGNATURE:
SOCIAL SECURITY #:
DATE:

SPOUSE'S SIGNATURE (necessary
if beneficiary is not spouse):

(Signature)
(Print name)

YAHOO! INC.
AMENDED AND RESTATED
1996 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL

        I,                        , hereby elect to withdraw my participation in the Yahoo! Inc. Amended and Restated 1996 Employee Stock Purchase Plan (the "Plan") for the Offering Period commencing                        , 20    . This withdrawal covers all Contributions credited to my account and is effective on the date designated below. Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

        I understand that all Contributions credited to my account will be paid to me within ten (10) business days of receipt by the Company of this Notice of Withdrawal and that my option for the current period will automatically terminate, and that no further Contributions for the purchase of Shares can be made by me during the Offering Period.

        The undersigned further understands and agrees that he or she shall be eligible to participate in succeeding offering periods only by delivering to the Company a new Subscription Agreement.

Dated:
Signature of Employee

Social Security Number

PROXY

YAHOO!

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF YAHOO! INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 21, 2004

        The undersigned stockholders of Yahoo! Inc. (the "Company"), a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 9, 2004, and hereby appoints Michael J. Callahan and Susan L. Decker, and each or either of them, as proxies, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2004 Annual Meeting of Stockholders of the Company to be held on Friday, May 21, 2004, at 10:00 a.m., local time, at the Santa Clara Marriott Hotel, located at 2700 Mission College Boulevard, Santa Clara, California and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to cast if personally present, on the reverse side.

        ANY STOCKHOLDER COMPLETING THIS PROXY THAT FAILS TO MARK ONE OF THE BOXES FOR THE PROPOSAL WILL BE DEEMED TO HAVE GIVEN THE PROXY HOLDERS COMPLETE DISCRETION IN VOTING HIS, HER, OR ITS SHARES FOR SUCH PROPOSAL AT THE MEETING, OR, IN THE CASE OF ELECTION OF DIRECTORS, FOR EACH OF THE LISTED NOMINEES. IF A BOX IS CHECKED, YOUR SHARES SHALL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

YAHOO! INC.
c/o EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.
VOTE-by-INTERNET	OR	VOTE-by-TELEPHONE
Log on to the Internet and go to http://www.eproxyvote.com/yhoo		Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
If you vote over the Internet or by telephone, please do not mail your card.
DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.
The Company's Board of Directors recommends a vote FOR each of the directors listed below and a vote FOR proposals 2 and 3 and AGAINST proposal 4.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.			The Board of Directors recommends a vote AGAINST proposal 4.

1. Election of Directors. Nominees:				FOR	AGAINST	ABSTAIN
(01) Terry S. Semel, (02) Jerry Yang, (03) Roy J. Bostock, (04) Ronald Burkle, (05) Eric Hippeau, (06) Arthur H. Kern, (07) Robert A. Kotick, (08) Edward R. Kozel, (09) Gary L. Wilson.			4. Stockholder proposal regarding the expensing of options.	☐	☐	☐
FOR ALL NOMINEES ☐		WITHHOLD AUTHORITY FROM ALL NOMINEES ☐
☐
For all nominees, except vote withheld as noted above.
2. Amendment of the Amended and Restated 1996 Employee Stock Purchase Plan.			In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
FOR	AGAINST	ABSTAIN
☐	☐	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐		MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐
3. Ratification of appointment of Independent Auditors.
FOR	AGAINST	ABSTAIN
☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature:	Date:	Signature:	Date:

QuickLinks

PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF INCREASE OF SHARES OF COMMON STOCK UNDER THE AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL NO. 4 STOCKHOLDER PROPOSAL
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL AUDITORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
LEGAL PROCEEDINGS
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
STOCKHOLDER PROPOSALS FOR 2005 ANNUAL STOCKHOLDERS' MEETING
HOUSEHOLDING
OTHER MATTERS
  Annex A
YAHOO! INC. AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN